UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47100 Bayside Pkwy Fremont, California 94538
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 24, 2021 (the “Original Report”), by Corsair Gaming, Inc. (the “Company”), in order to supplement the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on May 20, 2021 (the “2021 Annual Meeting”). Except as expressly set forth herein, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2021 Annual Meeting, its stockholders selected, on an advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers every three years. Based on the Board of Directors’ recommendation and the stockholder voting results from for this proposal at the 2021 Annual Meeting, the Company’s Board of Directors has determined that the Company will hold future non-binding stockholder advisory votes on the compensation of its named executive officers every three years until the next required advisory vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation, or the Board of Directors otherwise determines that a different frequency for such advisory vote is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: October 1, 2021	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer)

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